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                                AMENDMENT NO. 3
                                       TO
             STRUCTURED EQUITY LINE FLEXIBLE FINANCING(SM) AGREEMENT

         THIS AMENDMENT NO. 3 to STRUCTURED EQUITY LINE FLEXIBLE FINANCING-SM-AGREEMENT ("Amendment") is dated as of May 9, 2000 and is effective as of May 1, 2000 between Cripple Creek Securities, LLC (the "Investor"), and Cygnus, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"). Capitalized terms not defined herein shall have the meanings assigned to them in that certain Structured Equity Line Flexible Financing(SM) Agreement dated as of June 30, 1999 (the "Agreement"), as amended September 29, 1999 and March 27, 2000, between the Company and the Investor.

                              W I T N E S S E T H :

             WHEREAS, the Company and the Investor entered into the Agreement, pursuant to which the Company may issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided therein, shares of the Company's common stock, par value $0.001 per share (the "Common Stock"); and

             WHEREAS, the Company and the Investor desire to amend the Agreement as provided herein, and to set forth certain terms with respect to the issuance and sale by the Company to the Investor of shares of Common Stock for the Supplemental Investment Amount (as defined below).

             NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                    AGREEMENT

         Section 1.1 The definition of the term "Commitment Period" contained in
Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     ""COMMITMENT PERIOD" shall mean the period commencing on the date that the Initial Investment Period begins and expiring on the earliest to occur of
     (a) the election by the Company or the Investor to terminate the Investor's obligations and rights to purchase Common Stock pursuant to Section 10.4 herein, (b) the date on which the Investor shall have made purchases of Common Stock pursuant to this Agreement in an aggregate Purchase Price of $60,000,000, (c) the date this Agreement is terminated pursuant to Section 2.5(b), and (d) June 30, 2003 (subject to extension as provided by Section 2.5(a)(iii)).

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         Section 1.2 The definition of the term "Floor Price" contained in
Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     ""FLOOR PRICE" shall be the dollar amount designated by the Company in a Mandatory Purchase Notice; provided that, in the case of a sixty (60) day Investment Period, the Company may reset the Floor Price on the thirtieth
     (30th) day of such Investment Period upon at least ten (10) days prior written notice to the Investor, and, in the case of a ninety (90) day Investment Period, the Company may reset the Floor Price on the thirtieth
     (30th) and/or the Sixtieth (60th) day(s) of such Investment Period, each upon at least ten (10) days prior written notice to the Investor. In the event a Mandatory Purchase Notice is not timely delivered with respect to a certain Investment Period, the Floor Price as set at the end of the preceding Investment Period will continue to be the Floor Price.

         Section 1.3 The definition of the term "Investment Period" contained in
Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     ""INVESTMENT PERIOD" shall mean each successive thirty (30), sixty (60) or ninety (90) day period, as mutually agreed upon in writing by the parties prior to the beginning of each such Investment Period, commencing on the first Trading Day subsequent to the expiration of the immediately preceding Investment Period; provided that, in the absence of any written agreement to the contrary, Investment Period shall mean the thirty (30) successive day period subsequent to the expiration of the immediately preceding Investment Period."

         Section 1.4 The definition of the term "Maximum Offering Amount" contained Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     ""MAXIMUM OFFERING AMOUNT" shall mean sixty million dollars ($60,000,000).

         Section 1.5 The definition of the term "Stock Price" contained in
Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     ""STOCK PRICE" on a given Trading Day shall mean the volume-weighted average price for the Common Stock on the Principal Market for such Trading Day, calculated utilizing Bloomberg's volume-average pricing function."

         Section 1.6 Section 2.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

         "(b) MANDATORY MONTHLY PURCHASES AT COMPANY'S ELECTION. If the Company, in its sole discretion, elects to deliver a Mandatory Purchase Notice with respect to any Investment Period in accordance with Section 2.3(a), then upon the Company's delivery of such Mandatory Purchase Notice, the Investor shall be obligated in such Investment Period to purchase ("Mandatory Purchase") from the Company shares of Common Stock during such Investment Period for an aggregate Purchase Price to be specified by the Company in the Mandatory Purchase Notice, but not to exceed $1,000,000 if the applicable Investment Period is at least thirty (30) days, $2,000,000 if the applicable Investment Period is at least sixty (60) days or


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$3,000,000 if the applicable Investment Period is ninety (90) days, in each case, subject to the adjustments and limitations imposed by this Agreement (the "Minimum Obligation"). Upon receipt of a Mandatory Purchase Notice, subject to the terms and conditions contained herein, the Investor shall be obligated to purchase on one or more Closing Dates in respect of each such Mandatory Purchase Date or Mandatory Purchase Dates as the Investor elects during the Investment Period, shares of Common Stock for an aggregate Purchase Price equal to the Minimum Obligation."

         Section 1.7 Section 2.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

         "(c) ADDITIONAL AMOUNTS AT THE COMPANY'S ELECTION. For any Investment Period during which the Company elects to obligate the Investor to make a Mandatory Purchase, the Company may deliver to the Investor an Additional Purchase Notice with respect to the same Investment Period in accordance with
Section 2.3(b). Upon any such delivery of an Additional Purchase Notice with respect to an Investment Period, the Investor shall be obligated to purchase shares of Common Stock from the Company (in addition to the Minimum Obligation) during such Investment Period for an aggregate Purchase Price to be specified by the Company in the Additional Purchase Notice, but not to exceed $3,000,000 if the applicable Investment Period is at least thirty (30) days, $6,000,000 if the applicable Investment Period is at least sixty (60) days or $9,000,000 if the applicable Investment Period is ninety (90) days, in each case (which individual purchases shall be at least $50,000 and multiples of $50,000 in excess thereof), subject to the adjustments and limitations imposed by this Agreement (the "Additional Amount"). Upon receipt of such Additional Purchase Notice, the Investor shall be obligated to purchase on each Closing Date in respect of each such Additional Purchase Date or Additional Purchase Dates as the Investor elects during the Investment Period to which such Additional Purchase Notice relates, shares of Common Stock for an aggregate Purchase Price equal to the Additional Amount."

         Section 1.8 Section 2.1(d) of the Agreement is hereby amended and restated in its entirety as follows:

         "(d) INVESTOR CALL. For any Investment Period with respect to which the Company has timely delivered a Mandatory Purchase Notice, the Investor may deliver to the Company an Investor Call Purchase Notice or Notices during such Investment Period, subject to the Company's right to limit or cancel the Investor Call Amount pursuant to Section 2.3(a)(ii) and Section 2.3(a)(iii). Upon delivery of such an Investor Call Purchase Notice, the Company shall be obligated to sell shares of Common Stock to the Investor (in addition to the Minimum Obligation and the Additional Amount, if any) during the corresponding Investment Period for an aggregate Purchase Price to be specified by the Investor in the Investor Call Purchase Notice, but not to exceed an aggregate of $3,000,000 if the applicable Investment Period is at least thirty (30) days, $6,000,000 if the applicable Investment Period is at least sixty (60) days or $9,000,000 if the applicable Investment Period is ninety (90) days, in each case (which individual purchases shall be at least $50,000 and multiples of $50,000 in excess thereof), subject to adjustments and limitations imposed by this Agreement (the "Investor Call Amount"). Upon delivery of such Investor Call Purchase Notice, the Investor shall be obligated to purchase on each Closing Date


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in respect of each such Call Purchase Date or Call Purchase Dates as the
Investor elects during the Investment Period to which such Investor Call Purchase Notice relates, shares of Common Stock for an aggregate Purchase Price equal to the Investor Call Amount."

         Section 1.9 Section 2.4(b) of the Agreement is hereby amended and restated in its entirety as follows:

         "(b) PURCHASE PRICE PER SHARE. (i) The purchase price per share of the Company's Common Stock (the "Purchase Price") shall be the average of the two
(2) lowest Stock Prices during the six (6) Trading Days prior to but excluding a Mandatory Purchase Date, an Additional Purchase Date or a Call Purchase Date, as the case may be (the "Purchase Price Period"); provided, however, that any trading price below the Floor Price during such six (6) Trading Days shall be deemed to be equal to the Floor Price for purposes of determining the Purchase Price. If the Company, at any time during a Purchase Price Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, as of the beginning of the Purchase Price Period, the Stock Price in effect prior to such subdivision shall be proportionately reduced. If the Company, at any time during a Purchase Price Period, combines (by reverse stock split, recapitaliztion, reorganziation, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then as of the beginning of the Purchase Price Period, the Stock Price in effect prior to such combination shall be proportionately increased."

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.1 NO THIRD PARTY BENEFICIARIES. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 2.2 GOVERNING LAW. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to such state's principles of conflict of laws.

         Section 2.3 EXECUTION. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         Section 2.4 AGREEMENT IN EFFECT. Except as amended hereby, the Agreement shall remain unchanged and in full force and effect.

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             IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 3 to Structured Equity Line Flexible Financing-SM- Agreement to be duly executed by their respective authorized officers as of the date hereof.

CRIPPLE CREEK SECURITIES, LLC              CYGNUS, INC.

By: /s/ Robert L. Chender                  By:  /s/ John C Hodgman
    ------------------------------              --------------------------------
    Name:  Robert L. Chender                    Name:  John C. Hodgman
    Title:  Principal                           Title:  President & Chief
                                                        Executive Officer